                                                                    EXHIBIT 10.1



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                     SEPARATION AND DISTRIBUTION AGREEMENT

                          Dated as of July 10, 1997

                                    BETWEEN

                                  WABAN INC.

                                      AND

                           BJ'S WHOLESALE CLUB, INC.

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

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
ARTICLE 1 DEFINITIONS......................................................................................   1

ARTICLE 2 THE SEPARATION...................................................................................   6

   2.1    Adoption of BJI Charter, BJI By-Laws and BJI Rights Plan.........................................   6
   2.2    Transfer of BJI Assets and Assumption of BJI Assumed Liabilities.................................   7
          2.2.1    BJI Assets..............................................................................   7
          2.2.2    BJI Assumed Liabilities.................................................................   7
          2.2.3    Transfers Not Consummated On or Prior to the Distribution Date..........................   7
          2.2.4    Further Assurances; Subsequent Transfers................................................   7
          2.2.5    No Representations or Warranties; Consents..............................................   9
   2.3    Intercompany Accounts............................................................................   9
   2.4    Ancillary Agreements.............................................................................   9
   2.5    Issuance of BJI Common Stock.....................................................................   9
   2.6    Resignations.....................................................................................  10
   2.7    Insurance........................................................................................  10
          2.7.1    General.................................................................................  10
          2.7.2    Certain Insured Claims..................................................................  10
   2.8    Non-Exclusive License to Name....................................................................  11

ARTICLE 3 THE DISTRIBUTION.................................................................................  11

   3.1    Action Prior to the Distribution.................................................................  11
          3.1.1    BJI Form 8-A............................................................................  11
          3.1.2    S-8 Registration Statements.............................................................  12
          3.1.3    Matters Pertaining to Blue Sky Laws Compliance..........................................  12
          3.1.4    New York Stock Exchange Listing.........................................................  12
   3.2    Conditions Precedent to the Distribution.........................................................  12
   3.3    Waban Board Action...............................................................................  13
   3.4    The Distribution.................................................................................  13

ARTICLE 4 CERTAIN MATTERS RELATING TO LEASE LIABILITIES....................................................  13

   4.1    Certain Definitions..............................................................................  13
   4.2    Indemnified HomeBase Lease Liabilities...........................................................  15
          4.2.1    Control of HomeBase Third Party Claims..................................................  15
          4.2.2    Reports.................................................................................  17
          4.2.3    Settlements.............................................................................  17
          4.2.4    Indemnification Agreement...............................................................  17

                     Separation and Distribution Agreement

   4.3    Lease Renewals...................................................................................  18
   4.4    Reimbursement....................................................................................  18

ARTICLE 5 INDEMNIFICATION..................................................................................  18

   5.1    Certain Definitions..............................................................................  18
   5.2    Indemnification by Waban.........................................................................  19
   5.3    Indemnification by BJI...........................................................................  19
   5.4    Limitations on Indemnification Obligations.......................................................  20
   5.5    Procedure for Indemnification....................................................................  21
          5.5.1    Third Party Claims; Notice..............................................................  21
          5.5.2    Defense of Third Party Claims...........................................................  21
          5.5.3    Cooperation by Indemnitee...............................................................  22
          5.5.4    Limitation on Authority to Settle Claim.................................................  22
          5.5.5    Other Claims............................................................................  22
          5.5.6    Advancement of Certain Expenses.........................................................  22
          5.5.7    Subrogation to Rights of Indemnitee.....................................................  23
   5.6    Insurance........................................................................................  23
   5.7    Special Provision Relating to Certain Pre-Distribution Liabilities...............................  23
   5.8    Remedies Cumulative..............................................................................  23
   5.9    Nature of Indemnity Payments.....................................................................  23

ARTICLE 6 ACCESS TO INFORMATION............................................................................  23

   6.1    Provision of Corporate Records...................................................................  23
   6.2    Access to Information............................................................................  24
   6.3    Production of Witnesses..........................................................................  24
   6.4    Reimbursement....................................................................................  24
   6.5    Retention of Records.............................................................................  24
   6.6    Confidentiality..................................................................................  25

ARTICLE 7 MISCELLANEOUS....................................................................................  25

   7.1    Rules of Construction............................................................................  25
   7.2    Survival of Agreements...........................................................................  25
   7.3    Expenses.........................................................................................  25
   7.4    Governing Law....................................................................................  26
   7.5    Notices..........................................................................................  26
   7.6    Amendments.......................................................................................  26
   7.7    Successors and Assigns...........................................................................  27
   7.8    Termination......................................................................................  27
   7.9    Third Party Beneficiaries........................................................................  27
   7.10   Titles and Headings..............................................................................  27

                     Separation and Distribution Agreement

   7.11   Exhibits and Schedules...........................................................................  27
   7.12   Counterparts.....................................................................................  27
   7.13   Legal Enforceability.............................................................................  27

SCHEDULES
A       BJ's Assets
B       BJ's Assumed Liabilities
C       BJ's Subsidiaries
D       HomeBase Subsidiaries
E       Intercompany Accounts

                     Separation and Distribution Agreement

                     SEPARATION AND DISTRIBUTION AGREEMENT

        This SEPARATION AND DISTRIBUTION AGREEMENT (the "Agreement"), dated as of July 10, 1997, is between Waban Inc., a Delaware corporation ("Waban"), and BJ's Wholesale Club, Inc., a Delaware corporation and, as of the date hereof, a wholly owned subsidiary of Waban ("BJI").

        WHEREAS, Waban currently owns and operates "BJ's Wholesale Club," a food and general merchandise warehouse club business, and "HomeBase," a home improvement warehouse business;

        WHEREAS, the Board of Directors of Waban has determined that it is in the best interests of Waban and its stockholders to separate the "BJ's Wholesale Club" and "HomeBase" businesses into two distinct companies by transferring the BJ's Wholesale Club business to BJI (the "Separation") and, then, distributing all of the outstanding shares of BJI Common Stock on a pro rata basis to the holders of Waban Common Stock (the "Distribution"); and

        WHEREAS, Waban and BJI have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Separation and the Distribution and to set forth other agreements that will govern certain relationships and other matters between Waban and BJI in connection with, and following, the Distribution.

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS


        As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Action" means any action, suit, arbitration, inquiry, proceeding or
         ------
investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                     Separation and Distribution Agreement

        "Affiliate" means "affiliate" as defined in Rule 12b-2 promulgated under
         ---------
the Exchange Act, as such Rule is in effect on the date hereof; provided,
                                                                --------
however, that BJI and the BJI Subsidiaries, on the one hand, and Waban and the
-------
Waban Subsidiaries, on the other hand, shall not be deemed Affiliates of each other for purposes of this Agreement.

        "Ancillary Agreements" means all of the agreements, instruments,
         --------------------
understandings, assignments or other arrangements entered into in connection with the Distribution, including, without limitation, (i) the Conveyancing Instruments, (ii) the Services Agreement, (iii) the Tax Sharing Agreement and
(iv) the Employee Benefits Agreement.

        "BJI" has the meaning ascribed in the Preamble .
         ---

        "BJI Assets" means collectively, those assets of Waban identified
         ---
on Schedule A hereto to be transferred to BJI in accordance with Article 2 of
   ----------
this Agreement.

        "BJI Assumed Liabilities" means collectively, those Liabilities of Waban
         -----------------------
identified on Schedule B hereto to be assumed by BJI in accordance with Article
              ----------
2 of this Agreement.

        "BJI Board" means the Board of Directors of BJI.
         ---------

        "BJI Business" means the business, assets and operations of the "BJ's
         ------------
Wholesale Club" division of Waban, including without limitation all businesses, assets or operations managed or operated by, or operationally related to, such business which have been sold or otherwise disposed of or discontinued prior to the Distribution Date (provided, however, that the warehouse clubs initially operated by the BJ's Wholesale Club division and subsequently transferred to the HomeBase division shall be considered part of the BJI Business only for the period operated by the BJ's Wholesale Club division).

        "BJI By-Laws" means the Amended and Restated By-Laws of BJI,
         -----------
substantially in the form filed as an exhibit to the BJI Form S-1, to be in effect on the Distribution Date.

        "BJI Charter" means the Amended and Restated Certificate of
         -----------
Incorporation of BJI, substantially in the form filed as an exhibit to the BJI Form S-1, to be in effect on the Distribution Date.

        "BJI Common Stock" means the common stock, par value $.01 per share, of
         ----------------
BJI.

        "BJI Default Period" has the meaning ascribed in Section 4.1.
         ------------------

                     Separation and Distribution Agreement

        "BJI Form S-1" means the Registration Statement on Form S-1 filed by BJI
         ------------
and the Registration Statement on Form S-3 filed by Waban with the Commission to effect, among other things, the registration of the BJI Common Stock and the BJI Rights to be issued in the Distribution pursuant to the Securities Act.

        "BJI Indemnitees" has the meaning ascribed in Section 5.1.
         ---------------

        "BJI Lease" has the meaning ascribed in Section 4.1.
         ---------

        "BJI Rights" means the Preferred Stock Purchase Rights of BJI issued
         ----------
under the BJI Rights Plan.

        "BJI Rights Plan" means the BJI Preferred Stock Purchase Rights Plan, in
         ---------------
substantially the form filed as an exhibit to the BJI Form S-1, to be adopted by BJI prior to the Distribution Date.

        "BJI Subsidiaries" means the Subsidiaries of Waban listed on Schedule C
         ----------------                                            ----------
hereto, each of which will become Subsidiaries of BJI, or of another Subsidiary of BJI, on or prior to the Distribution Date.

        "Code" means the Internal Revenue Code of 1986, as amended, and shall
         ----
include corresponding provisions of any subsequently enacted federal tax law.

        "Commission" means the Securities and Exchange Commission.
         ----------

        "Conveyancing Instruments" means collectively, the various agreements,
         ------------------------
instruments and other documents, in form and substance mutually satisfactory to Waban and BJI, to be entered into to effect the transfer of the BJI Assets by Waban to BJI and the assumption by BJI of the BJI Assumed Liabilities.

        "Distribution" has the meaning ascribed in the Preamble.
         ------------

        "Distribution Agent" means the distribution agent for the stockholders
         ------------------
of Waban, as appointed by Waban, to distribute shares of BJI Common Stock and the BJI Rights pursuant to the Distribution.

        "Distribution Date" means the close of business on the date to be
         -----------------
determined by the Waban Board as of which the Distribution shall be effected.

        "Distribution Record Date" means the close of business on the date to be
         ------------------------
determined by the Waban Board as the record date for the Distribution.

                     Separation and Distribution Agreement

        "Employee Benefits Agreement" means the Employee Benefits Agreement in
         ---------------------------
substantially the form filed as an exhibit to the BJI Form S-1, to be entered into between Waban and BJI.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.
         ------------

        "HomeBase Control Event" has the meaning ascribed in Section 4.2.
         ----------------------

        "HomeBase Control Period" has the meaning ascribed in Section 4.1.
         -----------------------

        "HomeBase Business" means the business, assets and operations of the
         -----------------
"HomeBase" division of Waban, including without limitation all businesses, assets or operations managed or operated by, or operationally related to, such business which have been sold or otherwise disposed of or discontinued prior to Distribution Date (provided, however, that the warehouse clubs initially operated by the BJ's Wholesale Club division of Waban and subsequently transferred to the HomeBase division shall not be considered part of the HomeBase Business for the period operated by the BJ's Wholesale Club division).

        "HomeBase Lease" has the meaning ascribed in Section 4.1.
         --------------

        "HomeBase Third Party Claim" has the meaning ascribed in Section 4.1.
         --------------------------

        "Indemnifiable Losses" has the meaning ascribed in Section 5.1.
         --------------------

        "Indemnified HomeBase Lease Liabilities" has the meaning ascribed in
         --------------------------------------
Section 4.1.

        "Indemnifying Party" has the meaning ascribed in Section 5.4.
         ------------------

        "Indemnitee" has the meaning ascribed in Section 5.4.
         ----------

        "Information" has the meaning ascribed in Section 6.2.
         -----------

        "Insurance Program" means the various insurance policies maintained by
         -----------------
Waban pursuant to which various insurance carriers provide insurance coverage to Waban and its subsidiaries (including, prior to the Distribution Date, BJI and the BJI Subsidiaries).

        "IRS" means the Internal Revenue Service.
         ---

                     Separation and Distribution Agreement

        "Liabilities" means any and all debts, liabilities and obligations,
         -----------
absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses (including reasonable attorneys' fees and disbursements) relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

        "Person" means any natural person or any corporation, association,
         ------
partnership, limited liability company, joint venture, company, trust, organization, business or government or any governmental agency or political subdivision thereof.

        "Prospectus/Proxy Statement" means the Prospectus/Proxy Statement
         --------------------------
included in the BJ's Form S-1 and sent to the holders of Waban Common Stock in connection with the meeting of stockholders of Waban called to approve the Distribution.

        "Securities Act" means the Securities Act of 1933, as amended.
         --------------

        "Services Agreement" means the Services Agreement, in substantially the
         ------------------
form filed as an exhibit to the BJI Form S-1, pursuant to which BJI will provide various services to Waban.

        "Subsidiary" means with respect to any Person, any other Person of which
         ----------
such Person shall at the time own, directly or indirectly through one or more Subsidiaries, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or shall hold at least a majority of partnership or similar interests, or shall be a general partner.

        "Tax Sharing Agreement" means the Tax Sharing Agreement, in
         ---------------------
substantially the form filed as an exhibit to the BJI Form S-1, to be entered into between Waban and BJI.

        "Third Party Claim" has the meaning ascribed in Section 5.5.1.
         -----------------

        "TJX" means The TJX Companies, Inc.
         ---

        "TJX Indemnification Agreement" has the meaning ascribed in Section 4.1.
         -----------------------------

        "Waban" has the meaning ascribed in the Preamble.
         -----

        "Waban Board" means the Board of Directors of Waban.
         -----------

                     Separation and Distribution Agreement

        "Waban Business" means the assets, business and operations of Waban
         --------------
heretofore, currently or hereafter held or conducted, including without limitation all businesses, assets or operations managed or operated by, or operationally related to, any of such businesses which have been sold or otherwise disposed of or discontinued prior to the Distribution Date, in each case other than the BJI Business.

        "Waban Common Stock" means the common stock, par value $.01 per share,
         ------------------
of Waban.

        "Waban Indemnitees" has the meaning ascribed in Section 5.1.
         -----------------

        "Waban Liabilities" means all Liabilities of Waban or any Waban
         -----------------
Subsidiary,including all Liabilities arising out of or in connection with or relating principally to the Waban Business including, without limitation, any and all liabilities arising under any lease for which Waban is or may be liable, other than leases which are BJI Assumed Liabilities (such leases, excluding leases which are BJI Assumed Liabilities, being referred to as the "Waban Leases"); provided, however, that the term "Waban Liabilities" shall not include
          --------  -------
any BJI Assumed Liabilities.

        "Waban Rights" means the Preferred Stock Purchase Rights of Waban issued
         ------------
under Waban's Preferred Stock Purchase Rights Plan.

        "Waban Subsidiaries" means the Subsidiaries of Waban other than BJI or
         ------------------
any BJI Subsidiary, including, without limitation, the entities listed on Schedule D.


                                   ARTICLE 2

                                THE SEPARATION


        This Article 2 sets forth certain transactions to be consummated on or prior to the Distribution Date in connection with the separation of Waban's BJ's Wholesale Club and HomeBase divisions into two separate companies and the transfer of the BJ's Wholesale Club business of Waban to BJI in contemplation of the Distribution. Subject to the terms and conditions of this Agreement, the parties shall consummate such transactions on or prior to the Distribution Date at such times and in such sequence as they shall mutually agree.

        2.1 Adoption of BJI Charter, BJI By-Laws and BJI Rights Plan. On or
            --------------------------------------------------------
prior to the Distribution Date, BJI and Waban shall cause the Certificate of Incorporation and By-Laws of BJI to be amended and restated, substantially in the form of the BJI

                     Separation and Distribution Agreement

Charter and the BJI By-Laws, respectively, and shall cause the BJI Rights Plan to be adopted.

        2.2 Transfer of BJI Assets and Assumption of BJI Assumed Liabilities.
            ----------------------------------------------------------------

            2.2.1 BJI Assets. On or prior to the Distribution Date, Waban shall,
                  ----------
        by means of appropriate Conveyancing Instruments, convey, transfer, assign and deliver to BJI, and BJI will accept from Waban, all of Waban's rights, title and interest in and to all of the BJI Assets, which transfers shall be deemed to be effective as of July 26, 1997.

            2.2.2 BJI Assumed Liabilities. On or prior to the Distribution Date,
                  -----------------------
        except as set forth in the Tax Sharing Agreement or the Employee Benefits Agreement, BJI shall, by means of appropriate Conveyancing Instruments, assume all of Waban's duties, obligations and responsibilities with respect to the BJI Assumed Liabilities, which assumption shall be deemed to be effective as of July 26, 1997.

            2.2.3 Transfers Not Consummated On or Prior to the Distribution
                  ---------------------------------------------------------
        Date. Subject to Section 2.2.4 hereof, to the extent that the transfer
        ----
        to BJI of any of the BJI Assets or the assumption by BJI of any of the BJI Assumed Liabilities shall not have been consummated on or prior to the Distribution Date, Waban and BJI shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by Waban and BJI that neither shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by
        Section 2 to be consummated on or subsequent to the Distribution Date. Whether or not all of the BJI Assets or the BJI Assumed Liabilities shall have been legally transferred to BJI as of the Distribution Date, Waban and BJI agree that, as of the Distribution Date, BJI shall have, and shall be deemed to have acquired, complete and sole beneficial ownership over all of the BJI Assets, together with all of Waban's rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the BJI Assumed Liabilities and all of Waban's duties, obligations and responsibilities incident thereto.

            2.2.4 Further Assurances; Subsequent Transfers.
                   ----------------------------------------

        (a) Each of Waban and BJI will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other actions as each of them may reasonably request of the other in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to

                     Separation and Distribution Agreement
        time after the Distribution Date, at the request of BJI and without further consideration, Waban will execute and deliver to BJI such other instruments of transfer, conveyance, assignment and confirmation (including estoppel certificates) and take such action as BJI may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to BJI and to confirm BJI's title to all of the BJI Assets, to put BJI in actual possession and operating control thereof and to permit BJI to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and BJI will execute and deliver to Waban all instruments, undertakings or other documents and take such other action as Waban may reasonably deem necessary or desirable in order to have BJI properly assume and discharge the BJI Assumed Liabilities and relieve Waban of any Liability or obligations with respect thereto and evidence the same to third parties. Notwithstanding the foregoing, Waban and BJI shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees.

            (b) Waban and BJI will use their best efforts to obtain any consent required to assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the BJI Assets to BJI and the BJI Subsidiaries; provided, however, that Waban shall not be obligated to
                      --------  -------
        pay any consideration therefor (except for filing fees and other administrative charges) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Waban is unable to obtain any such required consent, (i) Waban shall continue to be bound thereby and (ii) unless not permitted by law or the terms thereof, BJI shall pay, perform and discharge fully all the obligations of Waban thereunder from and after the Distribution Date and indemnify Waban for all Indemnifiable Losses arising out of such performance by BJI in accordance with Article 5. Waban shall, without further consideration therefor, pay, assign and remit to BJI promptly all monies, rights and other considerations received in respect of such performance. Waban shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 2.2.4(b) only as reasonably directed by BJI and at BJI's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, Waban shall promptly assign and novate all its rights and obligations thereunder to BJI without payment of further consideration and BJI shall, without the payment of any further consideration therefor, assume such rights and obligations.

                     Separation and Distribution Agreement

            2.2.5 No Representations or Warranties; Consents. BJI understands
                  ------------------------------------------
        and hereby agrees that Waban is not, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, nor shall Waban be deemed or implied to be, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets to be transferred to BJI as contemplated by this Section 2.2 or (ii) as to the legal sufficiency to convey title to any such asset of the execution, delivery and filing of this Agreement or any Conveyancing Instrument, IT BEING UNDERSTOOD AND HEREBY AGREED THAT ALL SUCH ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and that BJI shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient (subject to Section 2.2.4(a)) or that BJI or any of its Subsidiaries' title to any such assets shall be other than good and marketable and free from encumbrances or third party rights of any kind. Similarly, BJI understands and hereby agrees that Waban is not, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, nor shall Waban be deemed or implied to be, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement or such other agreements or documents shall satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being understood and hereby agreed that BJI shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement.

        2.3 Intercompany Accounts. On or prior to the Distribution Date, Waban
            ---------------------
and BJI shall pay or otherwise settle all intercompany accounts between them all as more specifically provided on Schedule E and shall make the other payments or
                                 ----------
dividends specifically provided on Schedule E.
                                   ----------
        2.4 Ancillary Agreements. On or prior to the Distribution Date, Waban
            --------------------
and BJI shall enter into each of the (i) Tax Sharing Agreement, (ii) the Services Agreement and (iii) the Employee Benefits Agreement.

        2.5 Issuance of BJI Common Stock. In consideration for the conveyance,
            ----------------------------
assignment, transfer and delivery of the BJI Assets pursuant to Article 2 hereof, BJI shall issue to Waban, on or prior to the Distribution Date, one share of BJI Common Stock (each including one BJI Right) for each share of Waban Common Stock

                     Separation and Distribution Agreement
outstanding on the Distribution Record Date, reduced by the number of shares of BJI Common Stock (and associated BJI Rights) theretofore held by Waban.

        2.6 Resignations. Each party shall cause all of its own and all of its
            ------------
Subsidiaries' employees and directors to resign, effective upon the Distribution, from all boards of directors or similar governing bodies of the other party or any Subsidiary of the other party on which they serve, and from all positions as officers of the other party or any Subsidiary of the other party in which they serve, except as otherwise provided in the Prospectus/Proxy Statement with respect to individuals continuing to hold positions with Waban and BJI. Prior to the Distribution Date, Waban shall take all steps necessary so that, effective immediately after the Distribution, the directors and officers of BJI shall be those individuals named in the Prospectus/Proxy Statement.

        2.7. Insurance.
             ---------

             2.7.1. General. Waban shall keep in effect all policies under its
                    -------
        Insurance Program in effect as of the date of this Agreement insuring the BJI Assets and operations of the BJI Business until 12:00 midnight on the Distribution Date, unless BJI shall have earlier obtained appropriate coverage and notified Waban in writing to that effect. In addition, Waban shall keep in effect all property insurance policies under its Insurance Program in effect as of the date of this Agreement insuring the BJI Assets and operations of the BJI Business until 12:00 midnight on October 31, 1997, unless BJI shall have earlier obtained appropriate coverage and notified Waban in writing to that effect. BJI agrees that, as soon as practicable and in no event later than the expiration of each insurance policy referred to in the first two sentences of this Section, it will purchase insurance policies which (i) provide coverage similar to that provided by the policies maintained by Waban under the Insurance Program with respect to the BJI Assets and the BJI Business and (ii) allow BJI to make claims for occurrences prior to the Distribution Date (provided, however, that clause (ii) shall not apply to the Director and Officer liability policy to be obtained by
        BJI). Waban shall, if so requested by BJI, use reasonable efforts to assist BJI in obtaining such initial insurance coverage for BJI from and after the Distribution Date in such amounts as are agreed upon by Waban and BJI. Following the Distribution Date, each of Waban and BJI shall cooperate with and assist the other party in the prevention of conflicts or gaps in insurance coverage and/or collection of proceeds.

             2.7.2 Certain Insured Claims. Notwithstanding anything to the
                   ----------------------
        contrary in this Agreement, Waban will indemnify and hold BJI harmless from and against any and all Indemnifiable Losses resulting, directly or indirectly, from claims made or deemed made (under the applicable insurance policy)

                     Separation and Distribution Agreement
        prior to the Distribution Date (or with respect to property insurance policies, prior to October 31, 1997) which relate to the BJI Assets or the BJI Business and which arise from or relate to events or occurrences prior to the Distribution Date (or with respect to property insurance policies, prior to October 31, 1997), if such claims would be covered by the Insurance Program; provided, however, that Waban shall be required
                               --------  -------
        to indemnify and hold BJI harmless pursuant to this Section 2.7.2 only
        (i) to the extent such Indemnifiable Losses exceed any applicable deductibles under the Insurance Program (the payment of which deductibles shall be the responsibility of BJI) and (ii) to the extent Waban actually receives a cash payment from insurance carriers pursuant to the Insurance Program with respect to such Indemnifiable Losses. To the extent that BJI seeks any indemnity pursuant to this Section 2.7.2, the provisions of Article 5 hereof shall apply thereto, and BJI shall be treated as the Indemnitee and Waban shall be treated as the Indemnifying Party under such provisions; provided, however, that BJI shall pay all
                                     --------  -------
        out of pocket costs (including attorneys' and accountants' fees and disbursements) which are reasonably incurred by Waban after the Distribution Date in defending any such claims under an insurance policy relating to the BJI Assets or the BJI Business and BJI shall make available to Waban such of its employees as Waban may reasonably request as witnesses or deponents in connection with Waban's defense of claims, at BJI's sole cost and expense.

        2.8 Non-Exclusive License to Name. Waban hereby grants to BJI a non-
            -----------------------------
exclusive right and license during the period commencing on the Distribution Date and ending on the date which is twelve months after the Distribution Date to use the trademark "Waban" in connection with the BJI Business.


                                   ARTICLE 3

                               THE DISTRIBUTION


        3.1 Action Prior to the Distribution.
            --------------------------------

            3.1.1 BJI Form 8-A. Waban and BJI shall prepare, and shall cause to
                  ------------
        be filed with the Commission, a registration statement under the Exchange Act on Form 8-A registering the BJI Common Stock and BJI Rights (the "BJI Form 8-A"). Waban and BJI shall use reasonable efforts to cause the BJI Form 8-A to become effective under the Exchange Act.

                     Separation and Distribution Agreement

            3.1.2 S-8 Registration Statements. Waban and BJI shall cooperate in
                  ---------------------------
        preparing and filing with the Commission any registration statements or amendments thereof which are necessary or appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by the Employee Benefits Agreement or otherwise described in the Prospectus/Proxy Statement.

            3.1.3 Matters Pertaining to Blue Sky Laws Compliance. Waban and BJI
                  ----------------------------------------------
        shall use reasonable efforts to take all such action as may be necessary or appropriate under the securities or blue sky laws of states or political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

            3.1.4 New York Stock Exchange Listing. Waban and BJI shall prepare,
                  -------------------------------
        and BJI shall file and seek to make effective, an application to permit the listing of BJI Common Stock and the BJI Rights on the New York Stock Exchange, subject to official notice of issuance.

        3.2 Conditions Precedent to the Distribution. The obligation of the
            ----------------------------------------
parties hereto to consummate the Distribution shall be subject to each of the following conditions, any of which may be waived by Waban in its sole discretion:

            (a) the declaration by the Waban Board of the Distribution;

            (b) the conversion into Waban Common Stock or redemption for cash of all of Waban's 6.5% Convertible Subordinated Debentures due 2002 (the "Convertible Debentures") and, if applicable, the consummation of the transactions contemplated by the standby agreement entered into in connection with the call for redemption of the Convertible Debentures;

            (c) the transactions contemplated by Article 2 hereof shall have been consummated in all material respects;

            (d) the BJI Common Stock and the BJI Rights shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

            (e) BJI and Waban having entered into agreements with lenders to provide sufficient financing upon consummation of the Distribution (as determined by the Board of Directors of Waban prior to the Distribution Date);

                     Separation and Distribution Agreement

            (f) the BJI Form 8-A shall have been declared or become effective and the transactions contemplated by this Agreement shall otherwise be in compliance with all applicable federal and state securities laws; and

            (g) as of the Distribution Date, the private letter ruling previously received by Waban from the IRS shall remain applicable with respect to the tax-free nature of the Distribution;

provided, however, that the satisfaction of such conditions shall not create any
--------  -------
obligation on the part of Waban to effect the Distribution or in any way limit Waban's power of termination set forth in Section 7.8 hereof or alter the consequences of any such termination from those specified in said Section 7.8.

        3.3 Waban Board Action. Subject to the satisfaction of the conditions
            ------------------
set forth in Section 3.2, the Waban Board shall, in its sole discretion, establish the Distribution Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution.

        3.4 The Distribution. Prior to the Distribution Date, subject to the
            ----------------
terms and conditions of this Agreement, Waban shall deliver to the Distribution Agent a certificate representing all of the then outstanding shares of BJI Common Stock (including the associated BJI Rights) owned by Waban. Subject to the terms and conditions of this Agreement, Waban and BJI shall instruct the Distribution Agent to distribute, on or as soon as practicable following the Distribution Date, one share of BJI Common Stock (including the associated BJI Right) in respect of each share of Waban Common Stock held by holders of record of Waban Common Stock on the Distribution Record Date. BJI agrees to provide all certificates that the Distribution Agent shall require in order to effect the Distribution at or prior to such time as the Distribution Agent shall reasonably request. All of the shares of BJI Common Stock issued in the Distribution shall be validly issued, fully paid, nonassessable and free of preemptive rights.


                                   ARTICLE 4

                 CERTAIN MATTERS RELATING TO LEASE LIABILITIES

4.1     Certain Definitions.
        -------------------

        "BJI Default Period" shall mean a period commencing upon the occurrence
         ------------------
of any of the events set forth in clauses (i) through (iv) below and ending on the first date thereafter when none of the events set forth in clauses (i) through (iv) below are continuing:

                     Separation and Distribution Agreement

        (i) BJI is in default with respect to rent payments under at least five BJI Leases, which such defaults have not been cured within the applicable grace period;

        (ii) (a) BJI shall fail to maintain at the end of any fiscal quarter an actual or implied senior debt rating of at least B- by Standard & Poor's or B3 by Moody's Investors Service ("Moody's"), or, if not rated by Standard & Poor's or Moody's, a National Association of Insurance Commissioners ("NAIC") rating of at least 4, and (b) at the end of such quarter, BJI shall have failed to maintain on a consolidated basis as of the end of such fiscal quarter a Fixed Charge Coverage Ratio (as such term is defined in the Agreement, dated as of April 4, 1995, between Waban, The First National Bank of Boston, and the other lenders party thereto, without regard to any subsequent amendments) greater than
1.20 to 1.0;

        (iii) BJI or any of its subsidiaries shall be in default in the payment of any obligation for borrowed money exceeding $10 million in principal amount which has been accelerated and is beyond any grace period provided with respect thereto; or

        (iv) any of the following bankruptcy events shall have occurred and be continuing:

              (a) any decree or order for relief in respect of BJI or any Significant Subsidiary (as defined in SEC Regulation S-X) of BJI or any other three subsidiaries of BJI is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (collectively, the "Bankruptcy Law") of any jurisdiction; or

              (b) BJI or any Significant Subsidiary of BJI or any other three subsidiaries of BJI petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of BJI or any Significant Subsidiary of BJI or any other three subsidiaries of BJI, or of any substantial part of the assets of BJI or any Significant Subsidiary of BJI or any other three subsidiaries of BJI, or commences a voluntary case under the Bankruptcy Law of the United States or any similar proceedings relating to BJI or any Significant Subsidiary of BJI or any other three subsidiaries of BJI under the Bankruptcy Law of any other jurisdiction; or

              (c) any petition or application referred to in clause (b) above is filed, or any such proceedings are commenced, against BJI, any Significant Subsidiary of BJI or any other three

                     Separation and Distribution Agreement
                   subsidiaries of BJI and BJI or such Significant Subsidiary or such other three subsidiaries by any act indicates its or their approval thereof or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

        "BJI Lease" means any real estate lease that constitutes a BJI Assumed
         ---------
Liability, other than any ground lease.

        "HomeBase Control Period" shall mean the period commencing on the date
         -----------------------
hereof and ending upon a HomeBase Control Event (as defined in Section 4.2.1).

        "HomeBase Lease" means any lease under which Waban may be liable as a
         --------------
tenant, sublessee, surety or guarantor, or otherwise, other than leases that constitute BJI Assumed Liabilities.

        "HomeBase Third Party Claim" means the assertion by any Person (other
         --------------------------
than Waban, BJI or any of their Affiliates) of any claim, or the commencement by any such Person of any Action, against BJI or Waban with respect to an Indemnified HomeBase Lease Liability.

        "Indemnified HomeBase Lease Liabilities" means any liabilities of Waban
         --------------------------------------
that arise under a HomeBase Lease and for which BJI may have liability, including liability for indemnification to TJX under the TJX Indemnification Agreement.

        "TJX Indemnification Agreement" means the Indemnification Agreement
         -----------------------------
dated as of April 18, 1997 between BJI and TJX.

Section 4.2    Indemnified HomeBase Lease Liabilities.
               --------------------------------------

        4.2.1. Control of HomeBase Third Party Claims.
               --------------------------------------

               (a) During the HomeBase Control Period, (i) Waban shall have the right to control the defense and settlement of all HomeBase Third Party Claims,
(ii) BJI shall have the right to participate, at its expense, with Waban in the defense and settlement of any such HomeBase Third Party Claims, and (iii) Waban shall not consent to the entry of any judgment or enter into any settlement with respect to any HomeBase Third Party Claims without the prior written consent of BJI, which consent will not be unreasonably withheld.

                     Separation and Distribution Agreement

               (b) BJI shall have the right at any time following the occurrence of a HomeBase Control Event (as defined below), which is not cured within 30 days following written notice thereof by BJI to Waban, to elect to control the defense and settlement of all HomeBase Third Party Claims. A HomeBase Control Event shall mean the occurrence of any of the following events:

                   (i) the first date on which Waban is in default with respect to rent payments under at least five HomeBase Leases;

                   (ii) Waban shall have failed to perform in a material respect any of its material obligations hereunder;

                   (iii) (a) Waban shall have failed to maintain at the end of any fiscal quarter an actual or implied senior debt rating of at least B- by Standard & Poor's or B3 by Moody's or, if not rated by Standard & Poor's or Moody's, a NAIC rating of at least 4, and (b) at the end of such quarter, Waban shall have failed to maintain on a consolidated basis as of the end of such fiscal quarter a Fixed Charge Coverage Ratio (as such term is defined in the Agreement, dated as of April 4, 1995, between Waban, The First National Bank of Boston, and the other lenders party thereto, without regard to any subsequent amendments) greater than 1.20 to 1.0;

                   (iv) Waban or any of its subsidiaries shall have defaulted in the payment of any obligation for borrowed money exceeding $10 million in principal amount which has been accelerated and is beyond any grace period provided with respect thereto; or

                   (v) any of the following bankruptcy events shall have occurred:

                         (a) any decree or order for relief in respect of Waban or any Significant Subsidiary (as defined in SEC Regulation S-X) of Waban or any other three subsidiaries of Waban is entered under any Bankruptcy Law, of any jurisdiction; or

                         (b) Waban or any Significant Subsidiary of Waban or any other three subsidiaries of Waban petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of Waban or any Significant Subsidiary of Waban or any other three subsidiaries of Waban, or of any substantial part of the assets of Waban or any

                     Separation and Distribution Agreement

                              Significant Subsidiary of Waban or any other three subsidiaries of Waban, or commences a voluntary case under the Bankruptcy Law of the United States or any similar proceedings relating to Waban or any Significant Subsidiary of Waban or any other three subsidiaries of Waban under the Bankruptcy Law of any other jurisdiction; or

                         (c)  any petition or application referred to in clause
                              (b) above is filed, or any such proceedings are commenced, against Waban, any Significant Subsidiary of Waban or any other three subsidiaries of Waban and Waban or such Significant Subsidiary or such other three subsidiaries by any act indicates its or their approval thereof or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

        4.2.2 Reports. Waban shall promptly report in writing to BJI any failure
              -------
at any time of Waban to comply with any of the tests set forth in Section 4.2.1(b).

        4.2.3 Settlements. After the exercise by BJI of the right to control
              -----------
HomeBase Third Party Claims pursuant to Section 4.2.1(b), BJI shall have the right to consent to the entry of any judgment or enter into any settlement with respect to any HomeBase Third Party Claims in any manner it may deem appropriate. BJI shall provide Waban with prior written notice of any settlement agreement between BJI and the holder of any HomeBase Third Party Claim. Waban shall have the right to participate, at its expense, in the defense and settlement of any such HomeBase Third Party Claim.

        4.2.4 Indemnification Agreement. Notwithstanding anything to the
              -------------------------
contrary in this Article 4, all rights of Waban and BJI with respect to the defense and settlement of HomeBase Third Party Claims shall be subject to the rights of TJX under the TJX Indemnification Agreement, and to the extent of any inconsistency between the rights of the parties under this Agreement and the rights of BJI and TJX under the TJX Indemnification Agreement, the provisions of the TJX Indemnification Agreement shall control.

                     Separation and Distribution Agreement

        Section 4.3 Lease Renewals.
                    --------------

                (a) Waban hereby covenants that it shall not increase the amount of base rents scheduled to come due under, extend the term of, or exercise any option to renew or extend any HomeBase Lease without first securing from the Person holding the landlord's interest and from any mortgagee with respect to the HomeBase Lease in question (if the consent of such Person or mortgagee is required to release any liability of TJX and its Affiliates or BJI and its Affiliates, as the case may be, on such HomeBase Lease), a full and complete release of liability of TJX and its Affiliates, or BJI and its Affiliates, as the case may be, on any such HomeBase Lease, in a form reasonably satisfactory to BJI. Waban shall not transfer or assign any HomeBase Lease unless the transferee or assignee shall execute and deliver an agreement to be bound by terms equivalent to the terms of this Section 4.3 (which would also condition subsequent transfers or assignments upon an equivalent transfer restriction), and Waban shall be liable to BJI for any breach thereof.

                (b) BJI hereby covenants that it will not, during any BJI Default Period, increase the amount of base rents scheduled to come due under, extend the term of, or exercise any option to renew or extend any BJI Lease without first securing from the Person holding the landlord's interest and from any mortgagee with respect to the BJI Lease in question (if the consent of such Person or mortgagee is required to release any liability of Waban and its Affiliates on such BJI Lease), a full and complete release of liability of Waban and its Affiliates on any such BJI Lease, in a form reasonably satisfactory to Waban.

        Section 4.4 Reimbursement. If BJI is required to make any payment to any
                    -------------
Person other than Waban with respect to any HomeBase Third Party Claim, Waban shall promptly reimburse BJI for any such payments. To the extent of any inconsistency between the provisions of this Article 4 and Article 5, the provisions of this Article 4 shall control.


                                   ARTICLE 5

                                INDEMNIFICATION


        5.1  Certain Definitions.
             -------------------

             "BJI Indemnitees" means BJI and each Affiliate of BJI and each of
              ---------------
their respective directors, officers, employees and agents (whether before or after the Distribution) and each of the heirs, executors, successors and assigns of any of the foregoing.

                     Separation and Distribution Agreement

             "Indemnifiable Losses" means all losses, liabilities, claims,
              --------------------
damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions).

             "Waban Indemnitees" means Waban and each Affiliate of Waban and
              -----------------
each of their respective directors, officers, employees and agents (whether before or after the Distribution) and each of the heirs, executors, successors and assigns of any of the foregoing.

        5.2  Indemnification by Waban. Except as set forth in the Tax Sharing
             ------------------------
Agreement, the Services Agreement or the Employee Benefits Agreement, Waban shall indemnify, defend and hold harmless the BJI Indemnitees from and against:

             (i)  the Waban Liabilities; and

             (ii) any and all Indemnifiable Losses of the BJI Indemnitees arising out of, or due to, directly or indirectly, any failure to perform, or violation of, any provision of this Agreement, the Ancillary Agreements or any other agreement entered into in connection with this Agreement, which is to be performed or complied with by Waban or the Waban Subsidiaries.

        5.3  Indemnification by BJI. Except as set forth in the Tax Sharing
             ----------------------
Agreement, the Services Agreement or the Employee Benefits Agreement, BJI shall indemnify, defend and hold harmless the Waban Indemnitees from and against:

             (i)  the BJI Assumed Liabilities; and

             (ii) any and all Indemnifiable Losses of the Waban Indemnitees arising out of, or due to, directly or indirectly, any failure to perform, or violation of, any provision of this Agreement, the Ancillary Agreements or any other agreements to be entered into in connection with this Agreement, which is to be performed or complied with by BJI or the BJI Subsidiaries.

        In addition, BJI shall indemnify, defend and hold harmless each Waban Indemnitee who is an officer or director of Waban from and against any and all Indemnifiable Losses suffered by any such officer or director arising out of, or due to, the approval of the Separation and Distribution by the Board of Directors of Waban; provided, however, that BJI's obligation to provide such indemnification shall only

                     Separation and Distribution Agreement
apply to the extent that (A) such persons have no right, as of the date hereof, to indemnification from Waban for such Indemnifiable Losses, or (B) Waban or the applicable insurance carrier, following written demand therefor by any such officer or director, fails to satisfy any such indemnification obligation. In the event that BJI provides indemnification under this paragraph pursuant to the foregoing clause (B), the amount so paid by BJI shall be deemed to be a Waban Liability for purposes of this Agreement.

        5.4  Limitations on Indemnification Obligations.
             ------------------------------------------

             (a) The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to this Article 5 hereof shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If any Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any expenses in obtaining the same), but not to exceed the net amount of the payments previously received by the Indemnitee from the Indemnifying Party in respect of such Indemnifiable Loss.

             (b) If any Indemnitee realizes a tax benefit or detriment in one or more tax periods by reason of having incurred an Indemnifiable Loss for which such Indemnitee receives an Indemnity Payment from an Indemnifying Party, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the tax benefit or such Indemnifying Party shall pay to such Indemnitee an additional amount equal to the tax detriment (taking into account any tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any tax benefit or any tax detriment for a tax period realized by an Indemnitee by reason of having incurred such Indemnifiable Loss shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or inclusion in income for such period resulting from such Indemnifiable Loss or the payment thereof, as the case may be, by (ii) its highest applicable marginal tax rate for such period (provided, however, that the amount of any tax benefit
                          --------  -------
attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this Section 5.4(b) with respect to a tax benefit or tax detriment realized by an Indemnitee in a tax period shall be due and payable within 30 days from the time the return for such tax period is due, without taking into account any extension of time granted to the party filing such return.

                     Separation and Distribution Agreement

        5.5  Procedure for Indemnification.
             -----------------------------

             5.5.1 Third Party Claims; Notice. If an Indemnitee shall receive
                   --------------------------
        notice or otherwise learn of the assertion by any other Person of any claim or of the commencement by any such Person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Article 5, such Indemnitee shall give the Indemnifying Party written notice thereof within 10 business days after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnitee to give notice as
        --------  -------
        provided in this Section 5.5.1 shall not relieve the related Indemnifying Party of its obligations under this Article 5, except to the extent that such Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee. Thereafter, such Indemnitee shall deliver to such Indemnifying Party, within five business days after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

             5.5.2 Defense of Third Party Claims. In case any Third Party Claim
                   -----------------------------
        is brought against an Indemnitee, the Indemnifying Party will be entitled to participate in and to assume the defense thereof to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from an Indemnifying Party to such Indemnitee of its election so to assume the defense thereof and for so long as the Indemnifying Party diligently pursues such defense, such Indemnifying Party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that, if the defendants in
                                  --------  -------
        any such claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees, and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party for all Indemnitees with respect to any single Third Party Claim or group of consolidated related Third Party Claims) shall be paid by such Indemnifying Party. If the Indemnifying Party undertakes to assume the defense of a Third Party Claim, it shall promptly notify the Indemnitee in writing of its intention to do so.

                     Separation and Distribution Agreement

             5.5.3 Cooperation by Indemnitee. If an Indemnifying Party chooses
                   -------------------------
        to defend or to seek to compromise or settle any Third Party Claim, each related Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or comprise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claim.

             5.5.4 Limitation on Authority to Settle Claim. Notwithstanding
                   ---------------------------------------
        anything else in this Section 5.5 to the contrary, neither an Indemnifying Party nor an Indemnitee shall settle or compromise any Third Party Claim over the objection of the other; provided, however,
                                                           --------  -------
        that consent to compromise or settlement shall not be unreasonably withheld, except that consent to any compromise or settlement involving equitable or injunctive relief against any Indemnifying Party or Indemnitee may be withheld by such Indemnifying Party or Indemnitee for any reason. No Indemnifying Party shall consent to any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each related Indemnitee of a written release from all Liability with respect to such Third Party Claim.

             5.5.5 Other Claims. Any claim on account of any Indemnifiable Loss
                   ------------
        which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30-day period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Indemnitee under applicable law.

             5.5.6 Advancement of Certain Expenses. Upon the written demand of
                   -------------------------------
        an Indemnitee, an Indemnifying Party shall reimburse or advance funds to such Indemnitee for all Indemnifiable Losses reasonably incurred by it in connection with investigating or defending any Third Party Claim in advance of its final disposition; provided, however, that such
                                          --------  -------
        reimbursement need be made only upon delivery to the Indemnifying Party of an undertaking by such Indemnitee to repay all amounts so reimbursed or advanced if it shall ultimately be determined that such Indemnitee is not entitled to indemnification under this Article 5 or otherwise.

                     Separation and Distribution Agreement

             5.5.7 Subrogation to Rights of Indemnitee. In the event of payment
                   -----------------------------------
by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim of the full amount payable under this Article 5 in respect thereof, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or as against any other Person. In such event, such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

        5.6  Insurance. Waban shall provide each individual who served as a
             ---------
director or officer of Waban at any time prior to the Distribution Date with liability insurance for a period of six years after the Distribution Date no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Distribution Date.

        5.7  Special Provision Relating to Certain Pre-Distribution Liabilities.
             ------------------------------------------------------------------
Notwithstanding anything contained herein to the contrary, if a Third Party Claim relates to a Liability referred to in Item 2(b) of Schedule B as to which BJI is assuming 75% of the Liability, then BJI shall have the right to control the defense and settlement of such claim.

        5.8  Remedies Cumulative. The remedies provided in this Article 5 shall
             -------------------
be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party; provided, however, that all remedies sought or asserted by an Indemnitee
       --------  -------
against an Indemnifying Party with respect to an Indemnifiable Loss shall be limited by and be subject to the provisions of this Article 5.

        5.9  Nature of Indemnity Payments. All payments under Section 5.1 or 5.2
             ----------------------------
hereof shall, to the extent possible, be treated as an adjustment to the BJI Assets contributed by Waban to BJI hereunder.

                                   ARTICLE 6

                             ACCESS TO INFORMATION


        6.1  Provision of Corporate Records. Prior to or as soon as practicable
             ------------------------------
following the Distribution Date, Waban shall deliver to BJI all existing corporate books and records in Waban's possession relating to the BJI Business, including original corporate minute books, stock ledgers and certificates and corporate seals of

                     Separation and Distribution Agreement
each of BJI and each BJI Subsidiary, and all active agreements, active litigation files and records of filings. From and after the Distribution Date, all such books and records shall be the property of BJI.

        6.2  Access to Information. From and after the Distribution Date, each
             ---------------------
of Waban and BJI shall afford to the other and the other's authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the possession or control of Waban or BJI, as the case may be, relating to the other's pre-Distribution business, insofar as such access is reasonably required by the other party. Information may be requested under this Section 6.2 for, without limitation, audit, accounting, claims, litigation, insurance and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

        6.3  Production of Witnesses. From and after the Distribution Date, each
             -----------------------
of BJI and Waban shall use reasonable efforts to make available to the other upon written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved relating to its pre-Distribution business.

        6.4  Reimbursement. Except to the extent otherwise contemplated by the
             -------------
Services Agreement or any other Ancillary Agreement, a party providing Information or personnel to the other party under this Article 6 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (including, without limitation, reasonable attorneys' and accountants' fees and disbursements), as may be reasonably incurred in providing such Information; provided, however, that no such
                                        --------  -------
reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees or directors of the providing party.

        6.5  Retention of Records. Except as otherwise required by law or agreed
             --------------------
to in writing, each of Waban and BJI shall retain, and shall cause each of its Subsidiaries to retain, in accordance with such party's record retention program, all material Information within such party's possession or under its control relating to the other and the other's Subsidiaries. Notwithstanding the foregoing, in lieu of retaining any specific Information, Waban or BJI may offer in writing to deliver such Information to the other and, if such offer is not accepted within 45 days, the offered Information may be destroyed or otherwise disposed of at any time. If a recipient of such offer

                     Separation and Distribution Agreement
shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the cost of the requesting party.

        6.6  Confidentiality. Each of Waban and BJI shall hold, and shall use
             ---------------
reasonable efforts to cause its Subsidiaries, Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other obtained by it prior to the Distribution Date or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party, or (ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

                                   ARTICLE 7

                                 MISCELLANEOUS


        7.1  Rules of Construction. Notwithstanding any other provisions in this
             ---------------------
Agreement, in the event and to the extent that there shall be a conflict between the provisions of this Agreement (or any Conveyancing Instrument) and the provisions of the Tax Sharing Agreement, the Services Agreement or the Employee Benefits Agreement, the provisions of the Tax Sharing Agreement, the Services Agreement or the Employee Benefits Agreement, as the case may be, shall control. Waban and BJI have participated jointly in the negotiation and drafting of this Agreement and the Ancillary Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Ancillary Agreements shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement or the Ancillary Agreements.

        7.2  Survival of Agreements. Except as otherwise contemplated by this
             ----------------------
Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

        7.3  Expenses. Except as otherwise set forth in this Agreement or any
             --------
Ancillary Agreement, Waban and BJI shall bear 25% and 75%, respectively, of all costs and expenses incurred in connection with the preparation, execution, delivery

                     Separation and Distribution Agreement
and implementation of this Agreement, and with the consummation of the transactions to effect the Distribution contemplated by this Agreement, including, without limitation, registration fees, listing fees, printing costs and legal and accounting fees, to the extent such fees have not been paid prior to the Distribution Date.

        7.4  Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the domestic substantive laws of the State of Delaware without regard to any choice or conflict of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

        7.5  Notices. Any notice, request, demand, claim, or other communication
             -------
hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, and shall be deemed duly given on the date which is three days after the date such notice, request, demand, claim, or other communication is sent:

                        to Waban:

                                Waban Inc.
                                3345 Michelson Drive
                                Irvine, California  92612
                                Attention:  President

                        to BJI:

                                BJ's Wholesale Club, Inc.
                                One Mercer Road
                                Natick, Massachusetts 01760
                                Attn:  President

Notwithstanding the foregoing, any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

        7.6  Amendments. This Agreement may not be modified or amended except by
             ----------
an agreement in writing signed by the parties hereto.

                     Separation and Distribution Agreement

        7.7  Successors and Assigns. This Agreement and all of the provisions
             ----------------------
hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        7.8  Termination. This Agreement may be terminated and the Distribution
             -----------
abandoned at any time prior to the Distribution Date by and in the sole discretion of the Waban Board without the approval of BJI or of Waban's stockholders. In the event of such termination, no party shall have any liability of any kind under this Agreement to any other party.

        7.9  Third Party Beneficiaries. Each Indemnitee shall be deemed a third
             -------------------------
party beneficiary of the provisions of Article 5 hereof. Except for the provisions of Article 5 hereof relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

        7.10 Titles and Headings. Titles and headings to sections herein are
             -------------------
inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        7.11 Exhibits and Schedules. The Exhibits and Schedules shall be
             ----------------------
construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

        7.12 Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        7.13 Legal Enforceability. Any provision of this Agreement which is
             --------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                     Separation and Distribution Agreement

        IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be duly executed as of the day and year first above written.

                                       WABAN INC.



                                       By: /s/ Herbert J. Zarkin
                                           -------------------------------
                                           Herbert J. Zarkin
                                           President


                                       BJ'S WHOLESALE CLUB, INC.



                                       By: /s/ John J. Nugent
                                           -------------------------------
                                           John J. Nugent
                                           President


                     Separation and Distribution Agreement

                                  SCHEDULE A

                                  BJI ASSETS
                                  ----------

1. All assets arising out of or in connection with or related principally to the BJI Business, including, without limitation:

        (a) all assets reflected on the pro forma condensed balance sheet of BJI as at the fiscal month end coincident with or immediately preceding the Distribution Date, as prepared and agreed to by Waban and BJI;

        (b) all of the issued and outstanding stock of the BJI Subsidiaries held, directly or indirectly, by Waban;

        (c) the real property owned by Waban or a Waban Subsidiary and used exclusively in the BJI Business, including all buildings, structures and improvements thereon;

        (d) all right, title and interest of Waban or any Waban Subsidiary in and to all agreements, contracts and leases relating to the operations of the BJI Business;

        (e) all machinery, equipment and other items of tangible personal property owned by Waban or a Waban Subsidiary which are used exclusively in the BJI Business;

        (f) all right, title and interest of Waban or any Waban Subsidiary in and to intellectual property rights consisting of tradenames, trademarks and similar intangible items relating exclusively to the BJI Business;

        (g) all books and records of Waban or any Waban Subsidiary (including computerized books and records) that relate principally to the BJI Business and are necessary for BJI and its Subsidiaries to operate the BJI Business, including without limitation, the corporate documents and records of corporate proceedings of the BJI Business, all books and records relating to BJI employees, the purchase of supplies and services by the BJI Business, and all files relating to any Action being assumed by BJI as part of the BJI Assumed Liabilities owned by Waban or any Waban Subsidiary (other than those required by law to be maintained by Waban or any Waban Subsidiary); and

        (h) cash (as calculated by Waban in accordance with past practices) in an amount of $5,000,000.

2. All of Waban's right, title and interest in and to the leases relating to Waban's headquarters located in Natick, Massachusetts and all machinery, equipment and other items of tangible personal property owned by Waban which are located in Natick, Massachusetts.

                                  SCHEDULE B

                            BJI ASSUMED LIABILITIES
                            -----------------------

1. All Liabilities arising out of or in connection with or related principally to the BJI Business, whether arising before or after the Distribution Date, including without limitation:

        (a) all Liabilities reflected on the pro forma condensed balance sheet of BJI as at the fiscal month end coincident with or immediately preceding the Distribution Date, as prepared and agreed to by Waban and BJI;

        (b) all Liabilities of Waban under agreements, contracts and leases that are BJI Assets; and

        (c) all Liabilities relating to Actions arising out of or in connection with the operations of the BJI Business.

2.      The following liabilities of Waban:

        (a) 75% of the principal amount of all bank indebtedness of Waban existing as of the Distribution Date; and

        (b) 75% of all other Liabilities of Waban not specifically allocable to the BJI Business or the HomeBase Business relating to events occurring prior to the Distribution and any Actions relating thereto.

                                  SCHEDULE C

                               BJI SUBSIDIARIES
                               ----------------

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
------------------                                 -----------------------------
Natick Security Corp.............................. Massachusetts
Natick Corporation................................ Delaware
Natick First Realty Corp.......................... Connecticut
Natick Second Realty Corp......................... Massachusetts
Natick NJ Flemington Realty Corp.................. New Jersey
Natick Fourth Realty Corp......................... New Jersey
Natick Fifth Realty Corp.......................... Maryland
Natick Sixth Realty Corp.......................... Connecticut
Natick MA Realty Corp............................. Massachusetts
Natick NH Realty Corp............................. New Hampshire
Natick NY Realty Corp............................. New York
Natick NY 1992 Realty Corp........................ New York
Natick PA Realty Corp............................. Pennsylvania
Natick VA Realty Corp............................. Virginia
Natick Portsmouth Realty Corp..................... New Hampshire
Natick NJ Realty Corp............................. New Jersey
Natick NJ 1993 Realty Corp........................ New Jersey
BJ's PA Distribution Center, Inc.................. Pennsylvania
BJ's MA Distribution Center, Inc.................. Massachusetts
Natick CT Realty Corp............................. Connecticut
Natick ME 1995 Realty Corp........................ Maine
Natick NY 1995 Realty Corp........................ New York
Natick MA 1995 Realty Corp........................ Massachusetts
Natick NH 1994 Realty Corp........................ New Hampshire
Natick PA 1995 Realty Corp........................ Pennsylvania
CWC Beverages Corp................................ Connecticut

FWC Beverages Corp................................ Florida
JWC Beverages Corp................................ New Jersey
Mormax Beverages Corp............................. Delaware
Mormax Corporation................................ Massachusetts
RWC Beverages Corp................................ Rhode Island
YWC Beverages Corp................................ New York
Natick Lancaster Realty Corp...................... Pennsylvania
Natick Yorktown Realty Corp....................... New York
Natick Waterford Realty Corp...................... Connecticut
Natick Sennett Realty Corp........................ New York
Natick Bowie Realty Corp.......................... Maryland
Natick Pembroke Realty Corp....................... Florida
Natick PA Plymouth Realty Corp.................... Pennsylvania
Natick Realty, Inc................................ Maryland
Waban Export Inc.................................. Barbados
BJ's Wholesale Club, Inc.......................... Nevada
BJ's Warehouse Club, Inc.......................... Nevada

                                  SCHEDULE D

                              WABAN SUBSIDIARIES
                              ------------------

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
------------------                                 -----------------------------
HomeClub, Inc..................................... Nevada
HomeClub, Inc. of Texas........................... Delaware
Fullerton Corporation............................. Delaware
HCI Development Corp.............................. California
HomeClub First Realty Corp........................ Colorado
HCWA Realty Corp.................................. Washington
HCCA Realty Corp.................................. California
HBNM Realty Corp.................................. New Mexico
HBCA 1993 Realty Corp............................. California
HBOR Realty Corp.................................. Oregon
HBUT Realty Corp.................................. Utah
HCWA 1993 Realty Corp............................. Washington
HBCO Realty Corp.................................. Colorado
HBNM 1994 Realty Corp............................. New Mexico
HBCO 1994 Realty Corp............................. Colorado
HBCA Pomona Realty Corp........................... California
HBCA Vacaville Realty Corp........................ California
HomeBase, Inc..................................... Nevada

                                  SCHEDULE E

                             INTERCOMPANY ACCOUNTS
                             ---------------------

MATTERS RELATING TO NATICK CORPORATION
--------------------------------------

        On or prior to the Distribution Date, Waban will repay to Natick Corporation all outstanding loans made by Natick Corporation to Waban, together with all accrued interest thereon. Immediately after such repayment, Natick Corporation shall declare and pay to Waban a dividend equal to all of the retained earnings and surplus of Natick Corporation.

Cash
----
        As contemplated by Item 1(h) of Schedule A, as of the Distribution Date, Waban shall provide for BJI to have cash (as calculated by Waban in accordance with past practices) in an amount of $5,000,000.

General
-------
        As contemplated by Item 2(a) of Schedule B, BJI shall assume 75% of the principal amount of all bank indebtedness of Waban existing as of the Distribution Date. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, effective as of the Distribution Date, all loans and advances from Waban to BJI (or any corporation which will become a BJI Subsidiary) outstanding immediately prior to the Distribution shall be deemed to be a contribution to capital from Waban to BJI.